Exhibit 99.1

Friday December 15, 2006

FOR IMMEDIATE RELEASE



    New Frontier Energy Completes Acquisition of 36.7% Working Interest and
                   Becomes Operator of the Slater Dome Field


DENVER, CO - December 15, 2006 - New Frontier Energy, Inc. (OTCBB: NFEI), a natural resource exploration and production company, engaged in the exploration, acquisition and development of oil and gas properties in the United States, announced today that it has completed the purchase of the operator's 36.7% working interest in the Slater Dome Field for $8,000,000. The purchase increases NFEI's interest in the existing eleven gas wells together with their proportionate share of 32,000 acres in the Field located in northwest Colorado and south central Wyoming.

In the transaction, New Frontier Energy acquired an estimated 8.2 BCF of natural gas reserves, according to an independent reservoir engineering firm. As a result of the transaction, NFEI now holds a 66.7% working interest in the Slater Dome Field. Currently, the company is producing from six wells completed in the Mesa Verde coal, three are shut-in awaiting further development work to enhance the dewatering process, one is awaiting completion work, and one is shut-in awaiting connection to the company's Slater Dome gas gathering line.

Paul G. Laird, New Frontier's President and CEO commented, "Today is a great day for our shareholders, culminating from years of hard work on the Slater Dome Project. The initial discovery well was drilled at the Slater Dome Field in 1998, and today we have become the operator, effectively positioning the company to better control costs, and drive the development timeline with a focus on bringing the field into profitability. We expect to announce our 2007 drilling program for the Slater Dome in the near future."


About New Frontier Energy, Inc.

New Frontier Energy, Inc. is an independent energy company engaged in the exploration, development and production of natural gas and oil and the acquisition of natural gas and oil properties. New Frontier Energy has an interest in three principal properties, the Slater Dome Prospect, located in northwest Colorado and south central Wyoming (the "Slater Dome Prospect"), the Flattops Prospect located in southwest Wyoming (the "Flattops Prospect") and the Nucla Prospect, located in western Colorado (the "Nucla Prospect"). The company's current and primary focus is on the development and expansion of the Slater Dome and the Flattops Prospects. Both are coal bed methane projects located in the Sand Wash Basin in northwest Colorado and southwest Wyoming--the southern end of the "Atlantic Rim". The company owns a majority of the limited partnership interests in the 18-mile gas gathering line that delivers gas from the Slater Dome and Flattops prospects to a transportation hub. New Frontier Energy also holds 28 different leasehold interests in approximately 38,000 gross acres in its Nucla Prospect located in southwest Colorado. The company's common stock is listed on the over the counter bulletin board under the symbol "NFEI". Additional information about New Frontier Energy, Inc. can be found at the Company's website www.nfeinc.com.


For further information contact:

Paul G. Laird, President/CEO
Phone: 303-730-9994

Beverly L. Jedynak, Investor Relations
Martin E. Janis & Company, Inc.
312-943-1100 ext. 12

Forward-looking Statements


The statements contained in this press release which are not historical fact are forward looking statements that involve certain risks and uncertainties including, but not limited to, decreases in prices for natural gas and crude oil, unexpected decreases in gas and oil production, the timeliness, costs and success of development activities, unanticipated delays and costs resulting from regulatory compliance, and other risk factors described from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. No assurances can be given that these statements will prove to be accurate. A number of risks and uncertainties could cause actual results to differ materially from these statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.